SECOND AMENDMENT

                                       TO

                          AGREEMENT AND PLAN OF MERGER

                                  by and among

                           WorldCast Interactive, Inc.

                                 ConvergIT, Inc.

                                Cable Tech, Inc.

                                       and

                            Lyncs Technologies, Inc.

                                Dated May 8, 2000


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                               SECOND AMENDMENT TO

                          AGREEMENT AND PLAN OF MERGER

This Second Amendment to the Agreement and Plan of Merger, dated as of May 8, 2000 ("Amendment"), is made and entered into by and among WorldCast Interactive, Inc., a Florida corporation ("WorldCast"), its wholly owned subsidiary, ConvergIT, Inc., a Florida corporation ("ConvergIT") and Cable Tech, Inc., a California corporation ("Cable Tech"), and its wholly owned subsidiary, Lyncs Technologies, Inc., California corporation, ("Lyncs Technologies").

In consideration of the representations, warranties and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and subject to the conditions set forth herein, the parties agree as follows:

I. This Amendment is effective as of July 24, 2000.

II. This Amendment amends, modifies and supersedes the Agreement and Plan of Merger, dated as of May 8, 2000 ("Agreement") and Amendment to Agreement and Plan of Merger, dated as of June 30, 2000 ("Amendment One"), made and entered into by and among WorldCast, ConvergIT, Cable Tech, and Lyncs Technologies in the manner specified herein. In the event of any conflict between the provisions of this Amendment, Amendment One and the Agreement, the provisions of this Amendment shall control. In all other respects, the Agreement and Amendment One remain in full force and effect.

                                    RECITALS

WorldCast, ConvergIT, Cable Tech and Lyncs Technologies agree that on the effective date of the merger stated in this Agreement, ConvergIT shall be merged into Cable Tech. Cable Tech, as the surviving corporation shall become a wholly owned subsidiary of WorldCast. Lyncs Technologies shall remain a wholly owned subsidiary of Cable Tech.

                                   THE MERGER

1.1      The Merger.

Subject to the terms and conditions of this Agreement, at the Effective Date (as hereinafter defined), ConvergIT shall be merged with and into Cable Tech. Cable Tech shall continue to exist as a California corporation and shall be a wholly owned subsidiary of WorldCast. Lyncs shall remain a wholly owned subsidiary of Cable Tech. Cable Tech shall be sometimes referred to in this Agreement as "Surviving Corporation". The Merger shall have the effects set forth in the applicable provisions of the California Corporations Code ("Ca. Corp. Code"), the Florida Business Corporation Act (the "FBCA") and the applicable provisions of state and federal tax law.

1.4      The Surviving Corporation.

(a) Articles of Incorporation. The Articles of Incorporation of Cable Tech shall be the Articles of Incorporation of the Surviving Corporation.


(b) Bylaws. The Bylaws of Cable Tech as in effect immediately prior to the Effective Date shall be the Bylaws of the Surviving Corporation.

(c) Directors and Officers. The directors and officers of Cable Tech shall resign immediately prior to the Effective Date. The directors and officers of ConvergIT, immediately prior to the Effective Date, shall be appointed as the directors and officers of the Surviving Corporation and shall hold office from the Effective Date until their respective successors are duly elected or appointed and qualify in the manner provided in the Articles of Incorporation and Bylaws of the Surviving Corporation, or as otherwise provided by law.

1.5      Conversion of Shares.

(a) Cable Tech Common Stock. At Closing, all of the shares of capital stock of Cable Tech issued and outstanding immediately prior to the Effective Date, being 5,000 shares of common stock, shall be exchanged for 865,067 shares of Series B Convertible Preferred Stock of WorldCast, par value $0.001 per share ("WorldCast Preferred Stock").

(b) ConvergIT Common Stock. At Closing, all of the shares of capital stock of ConvergIT issued and outstanding immediately prior to the Effective Date shall be converted into an equal number of shares of common stock of Cable Tech.

(c) Lyncs Technologies Common Stock. The shares of capital stock of Lyncs Technologies issued and outstanding immediately prior to the Effective Date, being 40,000 shares of common stock, are not effected by the Agreement.

                                   ARTICLE TWO
                   REPRESENTATIONS AND WARRANTIES OF WORLDCAST

WorldCast represents and warrants to Cable Tech and Lyncs Technologies as follows:

2.1      Organization.

WorldCast is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, and has the requisite corporate power to carry on its business as now conducted.

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2.2      Capitalization.

The authorized capital stock WorldCast consists of 100,000,000 shares of WorldCast common stock, the shares issued and outstanding are set forth in the NOBO Report attached hereto as Schedule 2.2(a), and 5,000,000 shares of WorldCast Preferred Stock, of which 4,000,000 shares have been designated, but none are issued and outstanding. At Closing, 900,000 shares of WorldCast Preferred Stock will be designated as Series B Convertible Preferred Stock. Shareholders of Cable Tech will be issued and receive an aggregate of 865,067 shares of Series B Convertible Preferred Stock connection with the Merger. All issued and outstanding shares of WorldCast common stock are, and all shares of WorldCast Preferred Stock will, upon issuance, be duly authorized, validly issued, fully paid, non-assessable and free of preemptive rights. Except as set forth in Schedule 2.2(b), there are no outstanding or authorized options, rights, warrants, calls, convertible securities, rights to subscribe, conversion rights or other agreements or commitments to which WorldCast is a party or which are binding upon WorldCast providing for the issuance by WorldCast or transfer by WorldCast, of additional shares of its capital stock and WorldCast has not reserved any shares of its capital stock for issuance, nor are there any outstanding stock option rights, phantom equity or similar rights, contracts, arrangements or commitments. There are no voting trusts or any other agreements or understandings with respect to the voting of WorldCast capital stock.

                                    ARTICLE 8
                              CONDITIONS TO CLOSING

8.3(o)   WorldCast  shall  elect a new  board  of  directors  comprising  of the following individuals:

                           Henry W. Roux, J.D.
                           Robert S. Kelner
                           William Tessaro

8.4(p)   DELETED

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


IN WITNESS WHEREOF, the parties have executed this Agreement as of July 24, 2000.

                                       WORLDCAST INTERACTIVE, INC.


                                       By:
                                          -------------------------------
                                                Robert S. Kelner, President

                                       CONVERGIT, INC.


                                       By:
                                          -------------------------------
                                                Robert S. Kelner, Director, COO

                                       CABLE TECH, INC.


                                       By:
                                          -------------------------------
                                                Robert H. Perrins, Jr.,
                                                Chairman, CEO


                                       By:
                                          -------------------------------
                                                Henry W. Roux,
                                                President

                                       LYNCS TECHNOLOGIES, INC.


                                       By:
                                          -------------------------------
                                                Robert H. Perrins, Jr.,
                                                Chairman, CEO


                                       By:
                                          -------------------------------
                                                Henry W. Roux,
                                                President



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